UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2007

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2007, the Company’s Board of Directors approved amendments to the Company’s Bylaws that implement a system of majority voting for the election of directors in elections that are not contested. The Board also adopted amendments to the Corporate Governance Guidelines to implement a director resignation policy. In connection with the resignation policy, each member of the Board is expected to submit an irrevocable, conditional resignation to be effective if such director fails to receive a majority of the votes cast in his or her election at the applicable meeting of the Company’s stockholders and if the Board accepts such resignation. The Board has discretion whether to accept or reject the resignations.

The Board of Directors also adopted amendments to the bylaws to clarify the mechanics for the proper issuance and transfer of uncertificated shares.

The Company’s Amended and Restated Bylaws, including the amendments described above, are included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company’s Corporate Governance Guidelines, as amended, are available on the Company’s website.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with or incorporated as part of this report as required by Item 601 of Regulation S-K:

3.1 Amended and Restated Bylaws of Saia, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

December 11, 2007	By:	James A. Darby

Name: James A. Darby
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Saia, Inc.